U.S. SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549


                                           FORM 8-K/A


                                        CURRENT REPORT


                           PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): October 31, 2002


                             POINT GROUP HOLDINGS, INCORPORATED
                               (formerly Syconet.com, Inc.)
                  (Exact name of registrant as specified in its charter)


                                          Nevada
              (State or jurisdiction of incorporation or organization)


                                          0-29113
                                 (Commission File Number)


                                        54-1838089
                       (I.R.S. Employer Identification Number)


    2240 Shelter Island Drive, Suite 202 San Diego, California        92106
               (Address of principal executive offices)             (Zip Code)

                 Registrant's telephone number:  (619) 269-8692


             (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 31, 2002, the Registrant entered into an acquisition agreement with the shareholders of Naturally Safe Technologies, Inc., a privately held Nevada corporation. Under the terms of this agreement, on the closing date, the parties exchanged common stock on a 1-for-1 basis, with Naturally Safe exchanging with the Registrant all of its issued and outstanding shares representing in the aggregate 28,139,801 shares and the Registrant exchanging with Naturally Safe 28,139,801 shares of its restricted common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements are being furnished for Naturally Safe for the two most recent fiscal years prior to the acquisition. Pro forma financial information is also being furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Point Group Holdings, Incorporated



Dated: May 9, 2003                     By: /s/ John Fleming
                                       John Fleming, President

                                   EXHIBIT INDEX

Number                             Description

2 Acquisition Agreement between the Registrant and shareholders of Naturally Safe Technologies, Inc., dated
      October 31, 2002 (incorporated by reference to Exhibit 2 of the Form 8-K filed on November 13, 2002).

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Naturally Safe Technologies, Inc.
San Diego, California

We have audited the accompanying balance sheet of Naturally Safe Technologies, Inc. as of December 31, 2001 and the related statement of operations, stockholders' deficit and cash flows for the year ended December 31, 2001 and the period from February 10, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Naturally Safe Technologies, Inc. as of December 31, 2001, and the results of its operations and cash flows for the year ended December 31, 2001 and the period from February 10, 2000 (date of inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 10 to the financial statements, the Company has suffered losses from operations, current liabilities exceed current assets and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
June 28, 2002
Las Vegas, Nevada


                          NATURALLY SAFE TECHNOLOGIES, INC.
                                   BALANCE SHEET
                                 DECEMBER 31, 2001

                                      ASSETS

Current assets
Cash                                                     $           3,537

Total current assets                                                 3,537

Fixed assets, net                                                    5,917

Intangible asset, net                                               11,608

Total assets                                                        21,062

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable                                                   145,415
Accrued liabilities                                                339,926
Due to consultants                                                 137,079
Notes payable                                                      246,967

Total current liabilities                                          869,387

Commitments and contingencies                                            -

Stockholders' deficit
Common stock - $.001 par value, 20,000,000 shares
authorized, 13,196,775 shares issued and outstanding                13,197

Additional paid-in capital                                       1,954,726

Accumulated deficit                                             (2,816,248)

Total stockholders' deficit                                       (848,325)

Total liabilities and stockholders' deficit                         21,062

                 See Accompanying Notes to Financial Statements

                         NATURALLY SAFE TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS

                                                             Period from
                                                            February 10, 2000
                                                           (Date of inception)
                                          Year Ended              through
                                       December 31, 2001    December 31, 2000

Revenues
Product sales                           $          2,242    $        73,500
License revenues                                  44,084                  -
Total revenues                                    46,326             73,500
Cost of sales                                         38             30,922
Gross profit                                      46,288             42,578

Operating expenses
Wages                                            287,529            106,050
Professional fees                                 45,347            181,984
Consulting fees                                  208,959             38,134
Consulting services related to issuance
 of common stock                                 939,184            362,324

Other general and administrative expenses        104,397            137,407

Total operating expenses                       1,585,416            825,899

Net loss from operations                      (1,539,128)          (783,321)

Other income (expense)
Interest expense                                (374,787)           (18,405)

Inventory obsolescence                          (100,355)                 -

 Total other income (expense)                   (475,142)           (18,405)

Net loss before provision for income taxes    (2,014,270)          (801,726)

Provisions for income taxes                         (252)                 -

Net loss                                      (2,014,522)          (801,726)

Basic and diluted loss per common share            (0.16)             (0.08)

Basic and diluted weighted average
common shares outstanding                     12,480,482         10,114,034

                   See Accompanying Notes to Financial Statements


                            NATURALLY SAFE TECHNOLOGIES, INC.
                           STATEMENT OF STOCKHOLDERS' DEFICIT






                                                                     Prepaid
                                                                    Consulting
                                                                     Services
                             Common Stock         Additional       Related to                     Total
                       Number                     Paid In         Issuance of     Accumulated Stockholders'
                     of Shares      Amount       Capital         Common Stock       Deficit     Deficit

Balance, February 10
2000
(Date of Inception)          -   $       -      $         -     $           -     $       -   $         -

Common stock issued
to founders for cash
 $.001 per share      8,000,000      8,000                -                 -             -         8,000

Common stock issued as
Company's President
signing bonus, $.347
per share               100,000        100           34,600                 -              -       34,700

Common stock issued
for prepaid consulting
services,$.347 per
share                 2,960,000      2,960        1,024,160        (1,027,120)             -            -

Common stock issued
to consultants for
services,$.50 per
share                   154,025        154           76,859                 -              -       77,013


Common stock issued
through private placement
offering, $.38 per
share                   643,533        644          243,899                 -              -      244,543

Current period
recognition of
consulting services
related to issuance
of common stock               -          -                -           285,311              -      285,311

Net loss                      -          -                -                 -       (801,726)    (801,726)

Balance, December 31
2000                 11,857,558     11,858        1,379,518          (741,809)      (801,726)    (152,159)

Common stock issued
during private
placement offering
$.38 per share           24,467         24            9,273                 -              -        9,297

Common stock issued
to CEO for
compensation, $.38
per share               400,000        400          151,600                 -              -      152,000

Common stock issued
to CEO for accrued
bonus                    50,000         50           17,300                 -              -       17,350

Common stock issued
to consultants for
services, $.38 per
share                   514,750        515          196,860                 -              -      197,375

Common stock issued
for interest, $.38
per share               350,000        350          132,650                 -              -      133,000

Current period
recognition of
consulting services
related to issuance
of common stock               -          -                -           741,809              -     741,809

Forgiveness of debt
by related party              -          -           67,525                 -              -      67,525

Net los                       -          -                -                 -     (2,014,522) (2,014,522)

Balance, December 31
2001                 13,196,775     13,197        1,954,726                 -     (2,816,248)   (848,325)



                       See Accompanying Notes to Financial Statements



                                      NATURALLY SAFE TECHNOLOGIES, INC.
                                         STATEMENTS OF CASH FLOWS

                                                             Period from
                                                            February 10, 2000
                                                           (Date of inception)
                                          Year Ended              through
                                       December 31, 2001    December 31, 2000

Cash flows from operating activities:
Net loss                               $    (2,014,522)     $       (801,726)

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation and amortization                   4,394                  1,602


Issuance of common stock as Company President's
signing bonus                                       -                 34,700


Issuance of common stock to CEO for
 Compensation                                 152,000
Issuance of common stock to consultants for
 Services                                     197,375                 77,013
Issuance of common stock for interest         133,000
Decrease in prepaid consulting services
 related to issuance of common stock          741,809                285,311
Forgiveness of debt by related party           67,525

Changes in operating assets and
liabilities:
Change in accounts receivable                  47,380                (47,380)
Change in prepaid expenses                      4,188                 (4,188)
Change in other current assets                 15,170                (15,170)
Change in inventory                           100,486               (100,486)
Change in accounts payable and accrued
 Liabilities                                  466,774                172,996

Net cash used by operating activities         (84,421)              (397,328)

Cash flows from investing activities:
Investment in intangible asset                      -                (14,354)

Purchase of fixed assets                            -                 (9,167)

Net cash used by investing activities               -                (23,521)

Cash flows from financing activities:
Proceeds from issuance of notes payable        71,967                280,261

Principal payments on notes payable           (3,500)               (101,761)

Proceeds from issuance of common stock         9,297                 252,543

Net cash provided by financing activities     77,764                 431,043
Net change in cash                            (6,657)                10,194

Cash, beginning of period                     10,194                      -

Cash, end of period                            3,537                 10,194

Supplementary cash flow information:
Cash payments for income taxes                     -                      -
Cash payments for interest                         -                      -

Schedule of non-cash financing activities:
2,960,000 common shares issued
for prepaid consulting services                    -              1,024,160

50,000 common shares issued for accrued CEO
  Bonus                                       17,350                      -

                     See Accompanying Notes to Financial Statements


                              NATURALLY SAFE TECHNOLOGIES, INC.
                                NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Naturally Safe Technologies, Inc. (hereinafter referred to as the "Company" or "Naturally Safe") is a company that produces a product containing a patented moisture enhancing compound, called "Seasons Greenings", for use on live, cut Christmas trees to preserve them and reduce the risk of fire throughout the holiday season. The Company was incorporated in the state of Nevada in February 2000 and is currently developing its products in Southern California.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory - Inventory consists solely of finished goods, the Seasons Greenings product. All inventory items are stated at the lower of cost (first-in, first out) or market value.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 5 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Intangible asset - Intangible asset is stated at cost less accumulated amortization. Amortization is provided principally on the straight-line method over the estimated useful life of the asset, which is 15 years.

Earnings (loss) per share - Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is antidilutive.

Comprehensive income - The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." As such, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertising in the period in which the advertising space or airtime is used. Advertising costs totaled approximately $23,800 and $800 for the year ended December 31, 2001 and the period from February 10, 2000 (date of inception) through December 31, 2000, respectively.

Start-up activities - The Company recognizes start-up activity expenses, including organization costs, in accordance with Statement of Position 98-5, "Reporting on the Costs of Start-up Activities". As such, the Company expenses the costs of start-up activities as they are incurred.

Revenue and expense recognition - The Company recognizes revenue from product sales, net of any promotional gift certificates, when the products are shipped to customers, which is also when title passes to customers. The Company recognizes expense as they are incurred.

Stock-based compensation - The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for
Stock Issued to Employees," and complies with the disclosure provisions of Statements of Financial Accounting Standards ("SFAS")
No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").
Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18.

Fair values of financial instruments - The carrying amounts of cash, accounts payable, accrued liabilities, and notes payable approximate fair value because of the short-term maturity of these instruments.

Prepaid consulting services related to issuance of stock - The Company accounts for prepaid consulting services related to issuance of common stock in accordance with Staff Accounting Bulletin Topic 4E, "Receivables from Sale of Stock". As such, deferred compensation arising from transactions involving the Company's stock should be presented as deductions from stockholder's deficit and not as assets.

Income taxes - The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Impairment of long-lived assets to be disposed - The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed are reported at the lower of the carrying amount or the fair value less costs to sell.

New accounting pronouncements - In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). They also issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" ("SFAS 143"), and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), in August and October 2001, respectively.

SFAS 141 requires all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS 141 supersedes APB Opinion No. 16, "Business Combinations", and SFAS No. 38,
"Accounting for Pre-acquisition Contingencies of Purchased
Enterprises", and is effective for all business combinations initiated after June 30, 2001.

SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets. Under the new rules, the Company is no longer required to amortize goodwill and other intangible assets with indefinite lives, but will be subject to periodic testing for impairment. SFAS 142 supersedes APB Opinion No.
17, Intangible Assets. Effective January 1, 2002, the Company will adopt SFAS 142 and is evaluating the effect that such adoption may have on its results of operations and financial position. The Company expects that the provisions of SFAS 142 will not have a material impact on its results of operations and financial position upon adoption.

SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS 143 will not have a material impact on its results of operations and financial position upon adoption. The Company plans to adopt SFAS 143 effective January 1, 2002.

SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), and APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The Company plans to adopt SFAS 144 effective January 1, 2002 and does not expect that the adoption will have a material impact on its results of operations and financial position.

2.  PREPAID CONSULTING SERVICES RELATED TO ISSUANCE OF COMMON STOCK

In March 2000, the Company entered into an agreement for services with AFI Capital, Inc. ("AFI") whereby AFI agreed to provide certain services such as assistance with corporate financing through debt or equity in exchange for 702,500 shares of the Company's common stock as well as $5,000 monthly fees for a total of 36 months. The Company recorded prepaid consulting services totaling $243,767 as a result of the 2000 stock issuance, with the balance totaling $176,054 as of December 31, 2000. As further discussed in Note 6, AFI forgave accrued fees totaling $67,525 and terminated the agreement. Accordingly, the Company expensed the entire $176,054 outstanding prepaid balance for the year ended December 31, 2001.

In March 2000, the Company entered into an agreement with D. Anderson Consulting, Inc. ("D. Anderson") whereby D. Anderson agreed to provide business and consulting services for a period of 36 months beginning in March 2000. As consideration for these services D. Anderson received 715,000 shares of common stock in the Company recorded as prepaid consulting services totaling $248,105 with the balance as of December 31, 2000 totaling $179,187. Management evaluated the services of D. Anderson and determined that there was no future value in the services. Accordingly, the Company expensed the entire $179,187 outstanding prepaid balance for the year ended December 31, 2001.

In March 2000, the Company entered into an agreement with P.O. Consulting, Inc. ("P.O. Consulting") whereby P.O. Consulting agreed to provide public relations consulting services for a period of 36 months. As consideration for these services P.O. Consulting received 702,500 shares of common stock in the Company recorded as prepaid consulting services totaling $243,768 with the balance as of December 31, 2000 totaling $176,054. Management evaluated the services of P.O. Consulting and determined that there was no future value in the services. Accordingly, the Company expensed the entire $176,054 outstanding prepaid balance for the year ended December 31, 2001.

In March 2000, the Company entered into an agreement with The Worldwide Money Company, Inc. ("WMC") whereby WMC agreed to provide public offering consulting services for a period of 36 months. As consideration for these services WMC received 715,000 shares of common stock in the Company recorded as prepaid consulting services totaling $248,105 with the balance as of December 31, 2000 totaling $179,187. Management evaluated the services of WMC and determined that there was no future value in the services. Accordingly, the Company expensed the entire $179,187 outstanding prepaid balance for the year ended December 31, 2001.

In March 2000, the Company entered into an agreement with The Northwest Capital Partners, LLC. ("Northwest") whereby Northwest agreed to provide financial advisory consulting services for a period of 36 months. As consideration for these services Northwest received 100,000 shares of common stock in the Company recorded as prepaid consulting services totaling $34,700 with the balance as of December 31, 2000 totaling $25,062. Management evaluated the services of Northwest and determined that there was no future value in the services. Accordingly, the Company expensed the entire $25,062 outstanding prepaid balance for the year ended December 31, 2001.

In March 2000, the Company entered into an agreement with The Venture Consulting, Inc. ("Venture") whereby Venture agreed to provide public offering consulting services for a period of 36 months. As consideration for these services Venture received 25,000 shares of common stock in the Company recorded as prepaid consulting services totaling $8,675 with the balance as of December 31, 2000 totaling $6,265. Management evaluated the services of Venture and determined that there was no future value in the services. Accordingly, the Company expensed the entire $6,265 outstanding prepaid balance for the year ended December 31, 2001.

3.  FIXED ASSETS

Fixed assets consist of the following as of December 31, 2001:

     Computers and equipment                         $   9,167

     Less: accumulated depreciation                      3,250

                                                         5,917

4.  INTANGIBLE ASSET

Intangible asset consists of costs related to obtaining a patent on the Season's Greenings product as of December 31, 2001:

Patent                                   $  14,354
Less: accumulated amortization               2,746

                                            11,608

5.  NOTES PAYABLE

On March 10, 2000 the Company entered into an agreement with an investor whereby the Company received a loan of $175,000 with a maturity date no later than 12 months from the date of the note. The note is secured by assets of the Company. As of December 31, 2001, the Company was in default on the note. As further discussed in Note 11, the Company entered into a Forbearance Agreement with the investor to defer payment until 2003.

As of December 31, 2001, the Company had a note payable to an investor totaling $25,000. The note is unsecured, bears an interest rate of 10%, and matures February 2002.

As of December 31, 2001, the Company had a note payable to a former director of the Company totaling $12,000. The note is unsecured, bears an interest rate of 5%, and is due on demand.

As of December 31, 2001, the Company had a note payable to an investor totaling $4,000. The note is unsecured, bears an interest rate of 5%, and is due on demand.

As of December 31, 2001, the Company had a note payable to a former director of the Company totaling $1,315. The note is unsecured, bears an interest rate of 5%, and is due on demand.

As of December 31, 2001, the Company had a note payable to a former director of the Company totaling $1,000. The note is unsecured, bears an interest rate of 5%, and is due on demand.

As of December 31, 2001, the Company had a note payable to a former CEO of the Company totaling $500. The note is unsecured, bears no interest, and is due on demand.

As of December 31, 2001, the Company had a note payable to a former CEO of the Company totaling $380. The note is unsecured, bears an interest rate of 5%, and is due on demand.

As of December 31, 2001, the Company had a note payable to an individual totaling $130. The note is unsecured, bears no interest, and is due on demand.

6.  RELATED PARTY

Due to related party - As of December 31, 2001, the Company had a note payable in the amount of $27,642 from an entity significantly controlled by John Fleming, CEO of the Company. This note is uncollateralized, due on demand, and bearing no interest.

Forgiveness of debt - As discussed in Note 2, AFI, an entity controlled by the CEO of the Company, forgave accrued fees for services totaling $67,525. The Company recorded the forgiveness as contributed capital.

7.  STOCK OPTIONS

Employee stock options - During the year ended December 31, 2001, the Company granted 250,000 stock options for its common stock as incentives to the CEO and CFO. The following table summarizes activity relating to outstanding options from February 10, 2000 (date of inception) to December 31, 2001:

                                                                      Weighted
                                                                      Average
                                                     Options          Exercise
                                                   Outstanding         Price
Balance February 10, 2000 (date of inception)                -      $         -
Granted                                                      -                -
Balance December 31, 2000                                    -                -
Granted                                                250,000             1.90
Exercised                                                    -                -
Forfeited                                                    -                -

Balance December 31, 2001                              250,000             1.90

The weighted average fair value of options granted during 2001 and 2000 was $0.38 and $0.00, respectively.

The following table summarizes information about options outstanding at December 31, 2001:

                                     Weighted
                    Number           Average           Number
                 Outstanding         Remaining
                                     Exercisable
Exercise            as of            Contractual        as of
  Price           12/31/01              Life          12/31/01

$   1.50           150,000            1.2 years        150,000
    2.50           100,000            1.3 years        100,000

                   250,000                             250,000

The following table summarizes information about options granted during the year ended December 31, 2001:

                 Exercise Price
                     Equals,
                 Exceeds or is
Number of          Less Than
 Options         Mkt. Price of      Weighted      Range of      Weighted
 Granted           Stock on          Average      Exercise    Average Fair
During 2001       Grant Date     Exercise Price    Prices        Value

          -         Equals        $          -    $      -    $          -
    250,000        Exceeds                1.90     1.50 - 2.50        0.38
          -       Less Than                  -               -           -

    250,000                               1.90                        0.38

The Company recorded no compensation expense under APB Opinion No. 25 relating to these stock options for the year ended December 31, 2001.

8.  INCOME TAXES

The Company did not record any current or deferred income tax provision or benefit for any of the periods presented due to continuing net losses and nominal differences.

The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating losses, because of uncertainty regarding its realizability.

As of December 31, 2001, the Company had a net operating loss carry forward of approximately $2,826,000. Utilization of the net operating loss, which begins to expire at various times starting in 2020, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws. To the extent that net operating losses, when realized, relate to expenses related to issuance of commons stock for services of approximately $1,639,000, the resulting benefits will be credited to the stockholders.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 2001 are approximately as follows:


                                                             Period from
                                                            February 10, 2000
                                                           (Date of inception)
                                                                   through
                                       December 31, 2001    December 31, 2000

Net operating loss                     $  (1,215,200)       $   (170,700)
Depreciation                                       -                   -
Total deferred tax assets                 (1,215,200)           (170,700)
Valuation allowance for deferred
 tax assets                                1,215,200             170,700

Net deferred tax assets                           --                   -

9.  EMPLOYMENT AGREEMENTS

In April 2000, the Company entered into an employment agreement with a key officer to act as Chief Executive Officer ("CEO"). The agreement generally continues for a period of three years or until terminated by the Company with cause. The agreement provides the officer with a base salary, benefits, bonuses and stock options. The agreement also contains a covenant against competition with the Company, which extends for one year after termination. Notwithstanding, by April 20, 2001, if the employment term is not terminated by the Company for cause, the officer will receive 400,000 shares of common stock, options to purchase 100,000 shares of common stock at $1.50 per share which expire on April 20, 2002 and options to purchase 100,000 shares of common stock at $2.50 per share which expire on April 20, 2003. If the employment term is terminated after April 20, 2001 by the Company for reasons other than cause, the employee will retain the right to exercise any unused portion of the options. As discussed in Note 12, the employment agreement was terminated by the Company in March 2002. The option to purchase 100,000 shares of common stock at $1.50 expired April 20, 2002 while the employee still retains the options to purchase 100,000 shares of common stock at $2.50 until April 20, 2003. As of December 31, 2001, the Company had accrued salaries to the officer totaling $81,594. As discussed in Note 12, the accrued wages were satisfied by 543,960 shares of the Company's common stock, subsequent to the termination of the employment agreement.

In January 2001, the Company entered into an employment agreement with a key officer to act as Chief Financial Officer. The agreement provided the officer with a base salary, benefits, bonuses and stock options. During March 2001, the officer resigned. As of December 31, 2001, there are no unpaid salaries, bonuses, or benefits. The officer retained options to purchase 50,000 shares of common stock at $1.50 per share which expire on December 31, 2002.

10.  INVENTORY OBSOLESCENCE

As of December 31, 2001, management evaluated inventory and determined the product had become obsolete due to age and outdated packaging. Accordingly, the Company expensed the entire inventory totaling $100,355.

11.  GOING CONCERN

The Company incurred a net loss of approximately $2,025,000 and $802,000 for the years ended December 31, 2001 and 2000, respectively. Further, current liabilities exceed current assets by approximately $876,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's management has developed a plan to market its current product and to complete the development of other products to generate future revenues. Furthermore, the Company will seek additional sources of capital through an equity offering, but there can be no assurance that the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

12.  SUBSEQUENT EVENTS

Forbearance Agreement - As discussed in Note 5, in April 2002, the Company entered into a Forbearance Agreement ("Forbearance") with an investor in which the investor agreed to forbear collection on a note of $175,000 plus accrued interest until March 2003. Under the Forbearance, the Company agreed to issue 1,633,333 shares of its common stock for interest (700,000 shares from March 2001 through March 2002 and 933,333 shares from March 2002 through 2003).
Further, the Forbearance calls for an additional $35,000 of interest to be paid in cash due on maturity. From the date of the Forbearance, all monies collected by the Company are to be set aside in a trust for payment of the note. The Company has accrued interest through December 31, 2001 totaling $245,875, for both the stock and cash interest. During 2002, the Company has issued 583,333 shares of its common stock in relation to this agreement.

Stock issued for due to consultants - In February and April 2002, the Company issued 736,500 shares of the Company's common stock in satisfaction of due to consultants.

Directors mutual release agreements - In March 2002, the Company entered into separate Mutual Release Agreements ("Agreements") with five directors of the Company whereby the directors resigned. The Agreements called for the return of the directors' shares of the Company's common stock totaling 7,475,000 shares collectively. As incentive for the directors to enter into the Agreements, the Company entered into consulting agreements with each director whereby the directors would provide advisory services through March 2003 in exchange for 250,000 shares each of the Company's common stock.

Termination of CEO - In March 2002, the Company terminated the employment agreement with the CEO. In April 2002, the Company issued 543,960 shares of common stock in satisfaction of accrued salaries totaling $81,594.

Prima International, LLC - In May 2002, the Company entered into an
LLC Membership Interest Purchase Agreement whereby the Company purchased 100% of Prima International, LLC ("PRIMA"), a California limited liability company, in exchange for 5,000,000 shares of the Company's common stock. PRIMA is a developer and distributor of consumer products. The acquisition was accounted using the purchase method under SFAS 141 and will be operated as a wholly owned subsidiary.

Additionally, the Company entered into consulting agreements with former members of PRIMA whereby the members agreed to manage PRIMA. In exchange for the management services, one member will receive $5,000 monthly for a period of two years beginning June 2002, and the second member will receive $9,000 monthly for a period of five years beginning June 2002.

2 for 1 forward stock split - In June 2002, the Company authorized a 2 for 1 forward stock split.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of Naturally Safe Technologies, Inc., a Nevada corporation ("NSTI"), in exchange for 27,889,000 shares of common stock of Point Group Holdings, Inc. (formerly Syconet.com, Inc.), a Nevada corporation ("PGHI").

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of NSTI, which closed on September 13, 2002 was accounted for as a reverse acquisition as the former stockholders of NSTI controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of NSTI and PGHI included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2001. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of PGHI for the nine months ended September 30, 2002 and NSTI for the nine months ended September 30, 2002.

                          POINT GROUP HOLDINGS, INC.
                          (formerly Syconet.com, Inc.)
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                      ASSETS



                                           Point Group       Naturally          Pro forma       (Unaudited)
                                          Holdings, Inc.      Safe             Adjustments       Pro forma
                                                          Technologies
                                                              Inc.

Current assets:
   Cash and cash equivalents            $           -     $       3,537                  -   $       3,537
     Total current assets                           -             3,537                              3,537

Property and equipment, net                         -             5,917                              5,917
Intangible assets, net                              -            11,608                             11,608
           Total non-current assets                 -            17,525                             17,525

           Total assets                             -            21,062       $                     21,062

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable            $                 848,781           145,415                            994,196
  Accrued liabilities                               -           349,926                            349,926
  Due to consultants                                -           137,079                            137,079
  Due to related party                              -            27,642                             27,642
  Notes payable                                     -           219,325                            219,325
  Stock subscription refund payable            18,700                 -                             18,700
  Current portion of long-term debt            44,041                 -                             44,041
           Total current liabilities          911,522           879,387                         1,790,909
  Other Long Term Liabilities                        -                 -                                -
          Total liabilities                   911,522           879,387                         1,790,909

Shareholders' equity
  Common stock, $0.001 par value               82,417            13,197      (13,197) (1)
                                                                 27,889 (1)                       110,306
  Additional paid in capital                        -         1,954,726   (1,954,726) (1)               -
  Treasury stock                                    -                 -                                 -
  Accumulated (deficit)                      (993,939)       (2,826,248)   1,940,034  (1)      (1,880,153)
    Total shareholders' equity (deficit)     (911,522)         (858,325)                       (1,769,847)

  Total liabilities and shareholders' equity        -            21,062            -               21,062



              See Accompanying Notes to Pro Forma Financial Statements


                                      POINT GROUP HOLDINGS, INC.
                                    (formerly Syconet.com, Inc.)
                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002




                                           Point Group       Naturally          Pro forma       (Unaudited)
                                          Holdings, Inc.      Safe             Adjustments       Pro forma
                                                          Technologies
                                                              Inc.

Sales                                    $            -   $          -                         $        -
Cost of sales                                         -          1,000                             1,000
           Gross Profit                               -         (1,000)                           (1,000)

Expenses:
Selling general and administrative expenses      50,076        221,918                           271,994

   Operating loss                               (50,076)      (222,918)                  -      (272,994)

Other income (expense)
   Interest expense                                   -        (35,000)                          (35,000)
                                                      -        (35,000)                          (35,000)

   Net loss                                     (50,076)      (257,918)                  -      (272,994)

Basic and diluted (loss) per common share         (0.00)         (0.02)                            (0.00)

Weighted average number of
    common shares outstanding                51,449,436     13,196,775                       153,631,648


                See Accompanying Notes to Pro Forma Financial Statements


                                     POINT GROUP HOLDINGS, INC.
                                    (formerly Syconet.com, Inc.)
                                 NOTES TO PRO FORMA FINANCIAL STATEMENTS

NOTE 1

To reflect the recapitalization of Point Group Holdings, Inc. ("PGHI") with the book value of net assets of Naturally Safe Technologies, Inc. ("NSTI") at the acquisition date. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of PGHI that would affect the pro forma statement of operations.